                             SUBSCRIPTION AGREEMENT
                                 FOR SHARES OF
                          FIRST MANISTIQUE CORPORATION




     The undersigned agrees to purchase shares of Common Stock (the "Shares") of First Manistique Corporation, a Michigan corporation (the "Company"), pursuant to the terms and conditions set forth in the Prospectus, dated July 23, 1996, which are incorporated herein by reference. The number of Shares that the undersigned agrees to purchase at the price of $26.67 per Share is set forth below. The undersigned represents, warrants, acknowledges, and agrees that the undersigned: (a) received and reviewed the Prospectus before executing this Subscription Agreement; and (b) is a resident of the State of
Michigan.   The undersigned agrees that the undersigned shall not and cannot cancel, terminate, or revoke this Subscription Agreement and that this Subscription Agreement shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned.



                                      No. of Shares                             Total Purchase
                                      Subscribed            Price Per Share         Price

TOTAL                                            (1)         x $26.67    =      $
                                     ------------                                ------------



A check payable to REGISTRAR AND TRANSFER COMPANY, SUBSCRIPTION AGENT FOR FIRST MANISTIQUE CORPORATION, is enclosed in the TOTAL PURCHASE PRICE amount shown above.




Dated                     , 1996
       -------------------                          ------------------------------------

                                                                                         (2)

- --------------------------------                    ------------------------------------
Witness                                             Signature(s) of Subscriber(s)



- ----------------------------------------------      ------------------------------------
Name(s) in which Certificates should be             Street address
registered                                                                               (3)

- ----------------------------------------------      ------------------------------------
Tax Identification or Social Security Number        City           State        Zip Code





                                  INSTRUCTIONS



(1)  May not be less than 100 nor more than 10,000.



(2) Each Subscriber must sign. Corporations, Partnership, Trusts or other entities include title of authorized signer.



(3) Print or type name in which certificate is to be registered, address, and Tax Identification Number or Social Security Number.



MAIL COMPLETED SUBSCRIPTION AGREEMENT AND CHECK TO REGISTRAR AND TRANSFER COMPANY, 10 COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016.


                                Exhibit 99(c)